Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com

West Corporation Reports First Quarter 2015 Results

Company Declares Quarterly Dividend

OMAHA, NE, May 5, 2015 – West Corporation (Nasdaq:WSTC), a leading provider of technology-enabled communication services, today announced its first quarter 2015 results.

Key Quarterly Highlights:

Unaudited, in millions except per share amounts	Three Months Ended March 31,
	2015	2014	% Change
Revenue	$565.5	$535.1	5.7%
Adjusted EBITDA from Continuing Operations[1]	169.1	159.0	6.3%
EBITDA from Continuing Operations[1]	162.1	155.1	4.6%
Adjusted Operating Income[1]	134.1	129.9	3.2%
Operating Income	110.7	114.2	-3.1%
Adjusted Income from Continuing Operations[1]	66.9	55.1	21.4%
Income from Continuing Operations	48.6	42.1	15.5%
Adjusted Earnings per Share from Continuing Operations - Diluted[1]	0.78	0.65	20.0%
Earnings per Share from Continuing Operations - Diluted	0.56	0.49	14.3%
Free Cash Flow from Continuing Operations[1,2]	22.1	45.6	-51.5%
Cash Flows from Continuing Operations	58.4	77.8	-25.0%
Cash Flows used in Continuing Investing	(38.4)	(31.4)	22.2%
Cash Flows used in Continuing Financing	(234.5)	(22.7)	NM

“The first quarter of 2015 was an important period for West as we closed on the divestiture of several of our agent services businesses, completed a successful secondary offering for our private equity shareholders and repurchased one million shares of our stock,” said Tom Barker, chairman and chief executive officer of West Corporation. “Our results this quarter begin to reflect the impact of the divestiture and we remain focused on driving growth and profitability across our businesses while continuing to effectively deploy the cash our company generates.”

Dividend

The Company today also announced a $0.225 per common share dividend. The dividend is payable May 28, 2015, to shareholders of record as of the close of business on May 18, 2015.

Agent Services Divestiture

On March 3, 2015, the Company completed the sale of several of its agent services businesses to Alorica Inc. for approximately $275 million in cash. Businesses that were divested included West’s consumer facing customer sales and lifecycle management, account services and receivables management businesses. The Company retained a portion of its agent services businesses including Health Advocate, business-to-business and cost containment services. The operating results for the businesses that were sold have been reflected as discontinued operations in the Company’s consolidated financial statements for all periods presented. Unless otherwise noted, the Company has presented herein its operating results from continuing operations, which excludes discontinued operations.

The Company used a portion of the $275 million proceeds received from the agent services divestiture to repay $185 million that had been outstanding under its revolving trade accounts receivable financing facility.

Secondary Offering and Share Repurchase

On March 18, 2015, the Company completed an underwritten public offering of 12,650,000 shares of common stock by certain of its existing stockholders at a public offering price of $30.75 per share. The Company did not receive any proceeds from the offering by the selling stockholders. Concurrent with the closing of the offering, West repurchased 1,000,000 shares of common stock from the selling stockholders at approximately $29.60 per share, which was the price at which the shares of common stock were sold to the public in the secondary offering, less underwriting discounts and commissions, for a total of approximately $29.6 million.

Consolidated Operating Results

For the first quarter of 2015, revenue was $565.5 million compared to $535.1 million for the same quarter of the previous year, an increase of 5.7 percent. Revenue from acquired entities3 was $35.2 million during the first quarter of 2015. Organic revenue growth for the first quarter of 2015 was -0.9 percent. On a constant currency basis, organic revenue growth for the first quarter of 2015 was 1.0 percent.

Adjusted EBITDA1 for the first quarter of 2015 was $169.1 million compared to $159.0 million for the first quarter of 2014, an increase of 6.3 percent. EBITDA1 was $162.1 million in the first quarter of 2015 compared to $155.1 million in the first quarter of 2014, an increase of 4.6 percent. Foreign currency exchange rates negatively impacted Adjusted EBITDA by approximately $2.7 million in the first quarter of 2015.

Adjusted operating income1 for the first quarter of 2015 was $134.1 million, or 23.7 percent of revenue, compared to $129.9 million, or 24.3 percent of revenue in the same quarter of 2014. Operating income was $110.7 million for the first quarter of 2015 compared to $114.2 million in the first quarter of 2014, a decrease of 3.1 percent. The decrease in 2015 operating income was due primarily to higher amortization and share-based compensation expense.

[1]	See Reconciliation of Non-GAAP Financial Measures below.
[2]	Free cash flow is calculated as cash flows from operations less cash capital expenditures.
[3]	Revenue from acquired entities includes SchoolMessenger after April 21, 2014, Health Advocate after June 13, 2014, 911 Enable after September 2, 2014 and SchoolReach after November 3, 2014.
[4]	Based on loan covenants. Covenant leverage ratio is net of cash and excludes accounts receivable securitization debt.

NM: Not Meaningful

Adjusted income from continuing operations1 was $66.9 million in the first quarter of 2015 compared to $55.1 million for the first quarter of 2014, an increase of 21.4 percent from the same quarter of 2014. Income from continuing operations increased 15.5 percent to $48.6 million in the first quarter of 2015, compared to $42.1 million in the same quarter of 2014. This increase is primarily due to the reduction in interest expense as a result of the Company’s debt refinancing in 2014.

Balance Sheet, Cash Flow and Liquidity

At March 31, 2015, West Corporation had cash and cash equivalents totaling $154.0 million and working capital of $247.3 million. Interest expense was $38.9 million during the three months ended March 31, 2015 compared to $49.1 million during the comparable period the prior year.

The Company’s net debt to pro forma Adjusted EBITDA ratio, as calculated pursuant to the Company’s senior secured term debt facilities4, was 4.93x at March 31, 2015.

Cash flows from operations were $58.4 million for the first quarter of 2015 compared to $77.8 million in the same period of 2014. Tax payments and the timing of interest payments drove the reduction in cash flows from operations. Free cash flow1,2 decreased 51.5 percent to $22.1 million in the first quarter of 2015 compared to $45.6 million in the first quarter of 2014. This decrease is due to the reduction in cash flows from operations described above and a 12.6 percent increase in capital expenditures in the 2015 period compared to 2014. During the first quarter of 2014, the Company paid $36.3 million, or 6.4 percent of revenue, in capital expenditures primarily for software and computer equipment.

“With the proceeds of our recent divestiture and another good quarter of operating cash flows, West has additional flexibility to pursue strategic acquisitions, invest in our businesses, reduce our outstanding debt or repurchase shares,” said Jan Madsen, chief financial officer of West Corporation. “We continue to evaluate our alternatives and will put these funds to work to make West a more valuable company.”

Conference Call

The Company will hold a conference call to discuss these topics on Wednesday, May 6, 2015 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation (Nasdaq:WSTC) is a global provider of communication and network infrastructure solutions. West helps manage or support essential enterprise communications with services that include unified communication services, public safety services, interactive services such as automated notifications, carrier services and agent services.

For over 25 years, West has provided reliable, high-quality, voice and data services. West serves clients in a variety of industries including telecommunications, retail, financial services, public safety, technology and healthcare. West has a global organization with sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to various risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, competition in West’s highly competitive markets; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending against intellectual property infringement claims; the effects of extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions, integrate or achieve the objectives of its recent and future acquisitions; and future impairments of our substantial goodwill, intangible assets, or other long-lived assets. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; the ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the Company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share data)

	Three Months Ended March 31,
	2015 Actual	2014 Actual	% Change	2015 Adjusted (4)
Revenue	$565,490	$535,140	5.7%	$565,490
Cost of services	239,701	225,511	6.3%	239,701
Selling, general and administrative expenses	215,096	195,439	10.1%	191,656

Operating income	110,693	114,190	-3.1%	134,133
Interest expense, net	38,842	48,976	-20.7%	33,840
Other expense (income), net	(3,839)	(753)	NM	(3,839)

Income from continuing operations before tax	75,690	65,967	14.7%	104,132
Income tax expense attributed to continuing operations	27,056	23,870	13.3%	37,224

Income from continuing operations	48,634	42,097	15.5%	66,908
Income from discontinued operations, net of income taxes	31,866	4,181	662.2%	33,083

Net income	$80,500	$46,278	73.9%	$99,991

Weighted average shares outstanding:
Basic	84,125	83,803		84,125
Diluted	86,226	85,226		86,226

Earnings per share - Basic:
Continuing operations	$0.58	$0.50	16.0%	$0.80
Discontinued operations	0.38	0.05	660.0%	0.39

Total Earnings Per Share - Basic	$0.96	$0.55	74.5%	$1.19

Earnings per share - Diluted:
Continuing operations	$0.56	$0.49	14.3%	$0.78
Discontinued operations	0.37	0.05	640.0%	0.38

Total Earnings Per Share - Diluted	$0.93	$0.54	72.2%	$1.16

SELECTED FINANCIAL DATA:

Key Factors Affecting Revenue Growth:	1Q15 vs. 1Q14	Contribution to Rev. Growth
Revenue from acquired entities[3]	$35,184	6.6%
Revenue from previously disclosed lost client	(10,200)	-1.9%
Estimated impact of foreign currency exchange rates	(9,956)	-1.9%
Organic growth, net	15,322	2.9%

Total Revenue Growth	$30,350	5.7%

Depreciation and Amortization:	1Q15	1Q14	% Change
Depreciation	$27,102	$25,132	7.8%
Amortization - SG&A	16,526	11,815	39.9%
Amortization - COS	3,293	2,883	14.2%
Amortization - Deferred financing costs	5,002	4,874	2.6%

Total depreciation and amortization	$51,923	$44,704	16.1%

Share-based Compensation	5,429	3,610	50.4%

WEST CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2015	December 31, 2014	% Change
Current assets:
Cash and cash equivalents	$154,006	$115,061	33.8%
Trust and restricted cash	20,476	18,573	10.2%
Accounts receivable, net	378,127	355,625	6.3%
Prepaid assets	53,309	45,242	17.8%
Other current assets	103,673	95,892	8.1%
Assets held for sale	17,515	304,605	-94.2%

Total current assets	727,106	934,998	-22.2%
Net property and equipment	323,631	350,030	-7.5%
Goodwill	1,866,978	1,884,920	-1.0%
Other assets	628,504	648,127	-3.0%

Total assets	$3,546,219	$3,818,075	-7.1%

Current liabilities	$479,771	$480,436	-0.1%
Liabilities held for sale	—	84,788	NM
Long-term obligations	3,452,386	3,642,540	-5.2%
Other liabilities	261,789	269,952	-3.0%

Total liabilities	4,193,946	4,477,716	-6.3%

Stockholders’ deficit	(647,727)	(659,641)	1.8%

Total liabilities and stockholders’ deficit	$3,546,219	$3,818,075	-7.1%

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income Reconciliation

Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (“GAAP”). The Company believes adjusted operating income provides a relevant measure of operating profitability and a useful basis for evaluating the ongoing operations of the Company. Adjusted operating income is used by the Company to assess operating income before the impact of acquisitions and acquisition-related costs and certain non-cash items. Adjusted operating income should not be considered in isolation or as a substitute for operating income or other profitability data prepared in accordance with GAAP. Adjusted operating income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted operating income from operating income.

Reconciliation of Adjusted Operating Income from Operating Income
Unaudited, in thousands
	Three Months Ended March 31,
	2015	2014	% Change
Operating income	$110,693	$114,190	-3.1%
Amortization of acquired intangible assets	16,526	11,815
Share-based compensation	5,429	3,610
Secondary equity offering expense	707	—
M&A and acquisition related costs	778	326

Adjusted operating income	$134,133	$129,941	3.2%

Adjusted Net Income and Adjusted Earnings per Share Reconciliation

Adjusted net income and adjusted earnings per share (EPS) are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing the operations of the Company without the impact of bond redemption premiums, acquisitions and acquisition related costs and certain non-cash items. Adjusted net income should not be considered in isolation or as a substitute for net income or other profitability metrics prepared in accordance with GAAP. Adjusted net income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted net income from net income.

Reconciliation of Adjusted Net Income from Net Income
Unaudited, in thousands except per share data
CONTINUING OPERATIONS	Three Months Ended March 31,
	2015	2014	% Change
Income from continuing operations	$48,634	$42,097	15.5%

Amortization of acquired intangible assets	16,526	11,815
Amortization of deferred financing costs	5,002	4,874
Share-based compensation	5,429	3,610
Secondary equity offering expense	707	—
M&A and acquisition related costs	778	326

Pre-tax total	28,442	20,625
Income tax expense on adjustments	10,168	7,614

Adjusted net income from continuing operations	$66,908	$55,108	21.4%

Diluted shares outstanding	86,226	85,226
Adjusted EPS from continuing operations - diluted	$0.78	$0.65	20.0%

DISCONTINUED OPERATIONS	Three Months Ended March 31,
	2015	2014	% Change
Income from discontinued operations	$31,866	$4,181	662.2%

Amortization of acquired intangible assets	41	507
Share-based compensation	1,576	22
M&A and acquisition related costs	356	—

Pre-tax total	1,973	529
Income tax expense on adjustments	756	239

Adjusted net income from discontinued operations	$33,083	$4,471	639.9%

Diluted shares outstanding	86,226	85,226
Adjusted EPS from discontinued operations - diluted	$0.38	$0.05	660.0%

CONSOLDIATED	Three Months Ended March 31,
	2015	2014	% Change
Net income	$80,500	$46,278	73.9%

Amortization of acquired intangible assets	16,567	12,321
Amortization of deferred financing costs	5,002	4,874
Share-based compensation	7,005	3,632
Secondary equity offering expense	707	—
M&A and acquisition related costs	1,134	326

Pre-tax total	30,415	21,153
Income tax expense on adjustments	10,924	7,853

Adjusted net income	$99,991	$59,578	67.8%

Diluted shares outstanding	86,226	85,226
Adjusted EPS - diluted	$1.16	$0.70	65.7%

Free Cash Flow Reconciliation

The Company believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders. Free cash flow is calculated as cash flows from operations less cash capital expenditures. Free cash flow is not a measure of financial performance under GAAP. Free cash flow should not be considered in isolation or as a substitute for cash flows from operations or other liquidity measures prepared in accordance with GAAP. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of free cash flow from cash flows from operations.

Reconciliation of Free Cash Flow from Operating Cash Flow
Unaudited, in thousands
CONTINUING OPERATIONS	Three Months Ended March 31,
	2015	2014	% Change
Cash flows from operations	$58,396	$77,812	-25.0%
Cash capital expenditures	36,307	32,248	12.6%

Free cash flow	$22,089	$45,564	-51.5%

DISCONTINUED OPERATIONS	Three Months Ended March 31,
	2015	2014	% Change
Cash flows from operations	$(5,279)	$7,666	-168.9%
Cash capital expenditures	1,930	3,280	-41.2%

Free cash flow	$(7,209)	$4,386	-264.4%

CONSOLIDATED	Three Months Ended March 31,
	2015	2014	% Change
Cash flows from operations	$53,117	$85,478	-37.9%
Cash capital expenditures	38,237	35,528	7.6%

Free cash flow	$14,880	$49,950	-70.2%

EBITDA and Adjusted EBITDA Reconciliation

The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity and performance, the Company uses “Adjusted EBITDA.” The Company defines Adjusted EBITDA as earnings before interest expense, share-based compensation, taxes, depreciation and amortization and transaction costs. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP. Although the Company uses Adjusted EBITDA as a measure of its liquidity, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest, necessary to operate the business. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operations or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented here as the Company understands investors use it as a measure of its historical ability to service debt and compliance with covenants in its senior credit facilities. Further, Adjusted EBITDA is presented here as the Company uses it to measure its performance and to conduct and evaluate its business during its regular review of operating results for the periods presented. The Company utilizes this non-GAAP measure to make decisions about the use of resources, analyze performance and measure management’s performance with stated objectives. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA from cash flow from operations and net income.

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow
Unaudited, in thousands
CONTINUING OPERATIONS	Three Months Ended Mar. 31,
	2015	2014
Cash flows from operating activities	$58,396	$77,812
Income tax expense	27,056	23,870
Deferred income tax benefit	(2,961)	(2,831)
Interest expense and other financing charges	39,537	49,293
Provision for share-based compensation	(5,429)	(3,610)
Amortization of deferred financing costs	(5,002)	(4,874)
Other	(216)	(5)
Changes in operating assets and liabilities, net of business acquisitions	50,767	15,435

EBITDA	162,148	155,090
Provision for share-based compensation	5,429	3,610
Secondary equity offering expense	707	—
M&A and acquisition related costs	778	326

Adjusted EBITDA	$169,062	$159,026

Cash flows from operating activities	$58,396	$77,812
Cash flows used in investing activities	$(38,403)	$(31,432)
Cash flows used in financing activities	$(234,482)	$(22,716)

DISCONTINUED OPERATIONS	Three Months Ended Mar. 31,
	2015	2014
Cash flows from operating activities	$(5,279)	$7,666
Income tax expense	19,817	3,455
Deferred income tax benefit	(4,334)	(292)
Provision for share-based compensation	(1,576)	(22)
Other	29,596	—
Changes in operating assets and liabilities, net of business acquisitions	13,500	1,230

EBITDA	51,724	12,037
Provision for share-based compensation	1,576	22
M&A and acquisition related costs	356	—
Gain on sale of business	(48,556)	—

Adjusted EBITDA	$5,100	$12,059

Cash flows from operating activities	$(5,279)	$7,666
Cash flows from (used in) investing activities	$263,806	$(3,942)
Cash flows used in financing activities	$—	$—

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow, cont.
CONSOLIDATED	Three Months Ended Mar. 31,
	2015	2014
Cash flows from operating activities	$53,117	$85,478
Income tax expense	46,873	27,325
Deferred income tax benefit	(7,295)	(3,123)
Interest expense and other financing charges	39,537	49,293
Provision for share-based compensation	(7,005)	(3,632)
Amortization of deferred financing costs	(5,002)	(4,874)
Other	29,380	(5)
Changes in operating assets and liabilities, net of business acquisitions	64,267	16,665

EBITDA	213,872	167,127
Provision for share-based compensation	7,005	3,632
Secondary equity offering expense	707	—
M&A and acquisition related costs	1,134	326
Gain on sale of business	(48,556)	—

Adjusted EBITDA	$174,162	$171,085

CONSOLIDATED
Cash flows from operating activities	$53,117	$85,478
Cash flows from (used in) investing activities	$225,403	$(35,374)
Cash flows used in financing activities	$(234,482)	$(22,716)

Reconciliation of EBITDA and Adjusted EBITDA from Net Income
Unaudited, in thousands
CONTINUING OPERATIONS	Three Months Ended Mar. 31,
	2015	2014
Income from continuing operations	$48,634	$42,097
Interest expense and other financing charges	39,537	49,293
Depreciation and amortization	46,921	39,830
Income tax expense	27,056	23,870

EBITDA	162,148	155,090
Provision for share-based compensation	5,429	3,610
Secondary equity offering expense	707	—
M&A and acquisition related costs	778	326

Adjusted EBITDA	$169,062	$159,026

DISCONTINUED OPERATIONS	Three Months Ended Mar. 31,
	2015	2014
Income from discontinued operations	$31,866	$4,181
Depreciation and amortization	41	4,401
Income tax expense	19,817	3,455

EBITDA	51,724	12,037
Provision for share-based compensation	1,576	22
M&A and acquisition related costs	356	—
Gain on sale of business	(48,556)	—

Adjusted EBITDA	$5,100	$12,059

CONSOLIDATED	Three Months Ended Mar. 31,
	2015	2014
Net income	$80,500	$46,278
Interest expense and other financing charges	39,537	49,293
Depreciation and amortization	46,962	44,231
Income tax expense	46,873	27,325

EBITDA	213,872	167,127
Provision for share-based compensation	7,005	3,632
Secondary equity offering expense	707	—
M&A and acquisition related costs	1,134	326
Gain on sale of business	(48,556)	—

Adjusted EBITDA	$174,162	$171,085

###